Exhibit 99.1

NEWS RELEASE

Siebel Systems Confirms License Revenue Up 13%--Net Income
Up 580%--for the First Quarter Ended March 31, 2004

SAN MATEO, Calif.-April 15, 2004-Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of business applications software, today announced financial results for the quarter ended March 31, 2004, consistent with preliminary financial results presented on April 2, 2004.

License revenues for the first quarter of 2004 were $126.8 million, up 13% over the first quarter of 2003 and above the range of original management guidance. Professional services, maintenance, and other revenues for the first quarter of 2004 were $202.5 million, within the range of original management guidance, and were comprised of maintenance revenues of $114.9 million and professional services and other revenues of $87.6 million. Total revenues for the first quarter of 2004 were $329.3 million, near the high end of original management guidance.

Net income for the first quarter of 2004 was $31.7 million, versus $4.6 million in the first quarter of 2003, an increase of 580%. Earnings per share for the first quarter of 2004 were $0.06 per share, above original management guidance and up 500% versus $0.01 per share in the first quarter of 2003. Compared to the first quarter of 2003, total cost of revenues and operating expenses for the first quarter of 2004 were reduced by $44.5 million, contributing to an operating profit of $37.7 million or 11.4% of total revenues.

Original management guidance provided on January 21, 2004, had been for total revenues for the first quarter of 2004 to be in the range of $315 million to $335 million, license revenues to be in the range of $110 million to $125 million, and earnings per share to be $0.04-$0.05 per share. Preliminary financial results provided on April 2, 2004, had been for total revenues for the first quarter of 2004 to be approximately $329 million, license revenues to be approximately $127 million, and earnings per share to be approximately $0.05-$0.06 per share.

The company generated $110 million in cash during the quarter, resulting in cash, cash equivalents, and short-term investments of $2.13 billion as of March 31, 2004. Days sales outstanding in accounts receivable were 63 days in the first quarter of 2004, comparable to 64 days in the fourth quarter of 2003, and 63 days in the first quarter of 2003.

Siebel Systems Receives Industry Recognition
Siebel Systems was recognized as one of the world's leading software companies in the first quarter of 2004:

  Gartner Positions Siebel Systems in the Leader Quadrant in five CRM Magic Quadrant Reports. Siebel Systems has been positioned in the "Leader" quadrant in the 2004 CRM B2B Large-Enterprise Suites, Business-to-Consumer CRM Suites, Customer Service and Support Suites, Field Service Management, and CRM Sales Suites Magic Quadrant reports. Corporations look to Gartner Magic Quadrants for an objective and rigorous evaluation of technology suppliers' global capabilities, breadth and depth of functionality, proven scalability, technology innovation, company viability and visions, and successful installed customer base. In the Magic Quadrant Reports, Gartner defines companies that are positioned in the "Leader" quadrant as vendors who are performing well today, have a clear vision of market direction, and are actively building competencies to sustain their leadership position in the market.

  Siebel Systems achieved strong positive or positive ratings from Gartner in six CRM MarketScope reports. Siebel Systems received "strong positive" or "positive" ratings in the following 1H 2004 MarketScope reports: Direct Sales Technologies, Consumer Goods Sales Force Automation, Partner Relationship Management, Sales Configuration Systems, eService Suites, and Customer Service and Support Contact Center.2 Gartner introduced the MarketScope framework to evaluate technologies that are either in the early or late stages of the technology life cycle. While the Magic Quadrants continue to evaluate established markets, MarketScope ratings are based on an evaluation of vendors across four to five broad categories such as financial viability, current and future product vision, delivery channels, and application agility.

Quarterly Highlights
The following highlights were announced or occurred since Siebel Systems' last earnings statement:

Siebel Systems Secures New Customers: The company concluded new software licensing agreements with more than 109 customers in the first quarter, including Bayer AG; Bristol-Myers Squibb Sdn Bhd; Burlington Northern Santa Fe Corp.; Computer Sciences Corporation; Famula On-Line SpA; First American Home Buyers Protection Corporation; Ford Motor Company Limited; IBM Business Consulting Services Korea; Key Energy Services, Inc.; Kraft Foods, Inc.; Mazda Motor Europe GmbH; Mutuelle Assurance Instituteur France; Norwich Union Healthcare Limited; Prosegur Compania de Seguridad, S.A.; Schering Deutschland GmbH; Sprint United Management Company; US Census Bureau; and Warner Brothers Entertainment, Inc.

Siebel Systems Secures Repeat Orders: In the first quarter, the company concluded additional software licensing agreements with more than 197 existing customers, including 3M United Kingdom PLC; American Management Systems, Inc.; American Power Conversion Corporation; BISYS, Inc.; BT; C3i Inc., Cable & Wireless plc; Cadence Design Systems, Inc.; Commonwealth of Kentucky; Daiichi Pharmaceutical Corporation; Eli Lilly & Company; First American Real Estate Solutions LLC; Hewlett-Packard Colombia Ltda.; Hoffmann-LaRoche Inc.; Honeywell Aerospace; IT Telecom S.p.A.; The McGraw Hill Companies, Inc.; Putnam Investments, Inc.; Quorum Review, Inc.; Reed Elsevier, Inc.; Roche Laboratories Inc.; Sabre, Inc.; Societe Generale; Sun Microsystems Limited; and United Healthcare Services.

Customer Engagements
Siebel Systems concluded new engagements with companies across a variety of industries including the following:

America Online, Inc., the world's leading interactive service company, has worked with Siebel Systems to provide a CRM desktop platform for use in AOL's customer service operations. AOL selected Siebel Systems based on proven leadership in the CRM market, high scalability benchmarks, customer references that closely matched the high volumes of AOL call centers, and deep integration capabilities with multiple front- and back-office systems as well as the CTI and IVR systems.

The Australian Tax Office (ATO) has selected Siebel Public Sector Applications for customer relationship and case management functionality that will enhance the client experience and make it easier for clients to comply with tax laws. The contract is part of the ATO's three-year "Easier, Cheaper, More Personalized Program" and will offer ATO staff a single view of the client with access to interaction history, past correspondence, and client information from other ATO systems.

The Boeing Company, the largest aerospace company in the world, signed new agreements in the first quarter to expand deployment of Siebel Business Applications Software in the Commercial Aviation Services business unit (CAS). The products, services, and integrated solutions offered by Boeing CAS help airlines improve fleet utilization, reduce costs, leverage leading-edge information management, and ensure passenger well-being. CAS deployed Siebel Call Center in 2004 to manage its customer communications. Next, CAS will build upon its CRM foundation by using Siebel Service Analytics, Siebel eService and Siebel eEvents to provide multichannel service options and further enhance service communications with customers. The additional capabilities will provide a single view of customer service information across CAS and up the management chain as well as increased internal visibility of key factors affecting customer satisfaction.

Fifth Third Bank, one of the top 15 largest bank holding companies in the country, will deploy Siebel Systems business applications software to 3,100 users in the Commercial Bank, Investment Advisors, and Fifth Third Processing Solutions business units. Fifth Third Bank will use Siebel Finance, Siebel Analytics, and Siebel Universal Customer Master to achieve one view of the customer across all business units and channels; grow market share by increasing up-sell and cross-sell rates; increase retention by improving customer satisfaction and loyalty; gain greater insight into business through sophisticated analytics; and reduce costs by deploying best practice CRM sales and service business processes. This strategic solution will enable Fifth Third to continue to improve sales and service efficiency, customer data quality, process control, and management insight, allowing for accelerated growth across all businesses.

Lockheed Martin, a leading systems integrator and information technology company, has selected Siebel Systems business applications software as one of the core components of the F-35 Joint Strike Fighter's Autonomic Logistics Information System (ALIS). ALIS serves as the information infrastructure for the F-35, transmitting information on a globally distributed network to maintenance technicians worldwide. The F-35 is a stealthy, supersonic aircraft designed to replace a wide range of aging fighter and strike aircraft for the U.S. Air Force, Navy, and Marine Corps; the UK Royal Air Force and Royal Navy; and allied defense forces worldwide. Using Siebel business applications, the Joint Strike Fighter (JSF) Team will support the warfighter through a complete service solution to generate and respond to service requests, regardless of location or method of access. Requests from the field via any channel such as email, Web, or phone will be intelligently routed to ensure the right maintenance or engineering resource is allocated for optimal performance of the warfighter.

Oakwood Worldwide, the largest global provider of corporate housing, providing furnished apartments, manages its $2 billion real estate portfolio with a rich standard of quality, reliability and personal service. The firm's clientele include more than 85% of the Fortune 500, as well as government and private industry clients. Oakwood's real estate portfolio includes locations throughout the U.S., the U.K. and Asia, encompassing more than 30,000 furnished and unfurnished apartments. To increase productivity of its sales force and enhance customer satisfaction, Oakwood selected Siebel Sales to automate sales processes and to gain a single, comprehensive view of national and corporate accounts and contacts. With Siebel Sales, Oakwood will improve lead management and sales execution, easily forecast sales and conduct pipeline analysis, as well as effectively manage accounts and contacts to deliver the highest quality service to customers worldwide.

Schering Deutschland GmbH, the German subsidiary of Schering AG, a pharmaceutical company, standardized on Siebel Systems to support integrated business processes in marketing, sales, and service to optimize the sales and customer support processes by providing one view of the customer, whether patient or caregiver or a physician, across the organization. This roll out is an extension of Schering AG's successful deployments in the U.K., U.S., and Canada. Schering Deutschland GmbH selected Siebel Sales, Siebel Handheld, Siebel Call Center, and Siebel Service Portal based on the solutions' deep pharmaceutical processes across sales, marketing, and service, and Siebel's referenceable customers in production.

Sprint Corporation, a global integrated communications provider serving more than 26 million customers in over 100 countries, has selected Siebel Communications for Sales, Call Center, and Analytics applications for enterprise-wide customer relationship management processes across its Business and Consumer business units. Sprint has significantly expanded its existing Siebel deployment across 18,000 users to improve customer service and satisfaction and increase sales efficiency and productivity.

Siebel Product, Technology, and Industry Leadership

Siebel CRM OnDemand Builds Significant Momentum with New Features and Service Offerings
Siebel Systems secured hundreds of new Siebel CRM OnDemand customers, including Advanced Material Solutions; Baxter Healthcare Corporation; Boise Cascade Corporation; Crossroads Customer Solutions; eTelecare International, Galileo International; Haworth Inc.; Johnson Electric Holdings Ltd.; Jones Lang LaSalle Inc.; NEON Enterprise Software Inc.; Reddshell Corporation; Robert Half International, Inc.; Toolwire Inc.; and VocalData Inc. Siebel Systems announced Siebel Contact Center OnDemand, a hosted telephony infrastructure solution integrated with Siebel CRM OnDemand, providing the only hosted CRM service with hosted contact center functionality. To rapidly penetrate the market, Siebel Systems and IBM offered the first 90 days of service free for customers purchasing Siebel CRM OnDemand, and also targeted IBM's base of global business partners. In addition, Siebel Systems and its business partner BT announced their first joint European customer, Galileo, the global travel distribution services company. Galileo has selected Contact Central OnDemand, BT's hosted CRM service, which is based on Siebel CRM OnDemand.

Siebel Systems and Microsoft Corp. Expand Support for Universal Application Network
 Siebel Systems and Microsoft Corp. announced the availability of Siebel Business Integration Applications for Microsoft BizTalk Server 2004. With this offering, joint customers in the communications, media, and energy industries can take advantage of prebuilt, integration applications to enable "best practice" business processes in key functional areas, including Customer, Billing, Order, and Product Management. The joint offering is built on Web services standards and the Microsoft .NET framework, and reduces the costs and complexities of integration associated with traditional custom build approaches.

Siebel Systems Launched Siebel CRM Professional Edition
Tailored for rapidly growing middle market technology demands, Siebel CRM Professional Edition demonstrates Siebel Systems continued commitment to delivering CRM for Everyone: CRM for any sized company, located across any industry, and in the manner preferred by the user. Siebel CRM Professional Edition features multichannel sales, service, and marketing applications developed for small and medium-sized companies, allowing them to compete most effectively in today's marketplace.

Siebel Systems and Eontec Offer Customer-Centric, Multichannel Retail Banking Solution
Siebel Systems announced a global partnership with Eontec to create a joint solution that provides retail banks a single view of both transaction and customer information across all distribution channels. Each customer's history, preferences, recent transactions, and latest interactions with the bank, regardless of the channel used, are now accessible by bank personnel through a single application. The solution provides a single interface for service requests, contact management, product and service offers, referrals, and transactions. The first of its kind, the Siebel and Eontec solution is being sold and marketed jointly, worldwide.

Siebel Systems Introduces Performance-Driven Government with New Public Sector Solutions
Agencies successfully realizing "Performance-Driven Government" are delivering the highest levels of citizen service, achieving operational efficiency, and empowering employee productivity. Siebel Public Sector announced six new solutions_ Citizen Response "311," Benefits Case Management for Human Services, Single View of the Taxpayer, Better Manage Revenues, Immigration Services, and Defense Personnel and Logistics Management_ to enable governments to offer more responsive citizen service, while delivering the highest return on government IT programs.

Siebel Systems and Siebel Customers Receive Accolades
During the first quarter of 2004, Siebel Systems and its customers received industry honors from media and analysts including:

  FORTUNE Magazine named Siebel Systems as One of America's Most Admired Companies. FORTUNE's 2004 Corporate Reputation Report named Siebel Systems among ten U.S. computer software companies to earn the distinction of being one of America's most admired companies.

  Consumer Goods Technology (CGT) Magazine provided top honors to Siebel Systems in the 2004 Best in Class Survey. Siebel Systems was rated first overall in trade promotion management for the third consecutive year, first overall in CRM for the second consecutive year, and first for customer experience in the newly created business intelligence category.

  The Chief Marketing Officer (CMO) Advisory Service of IDC selected Siebel Systems for a 2004 award recognizing excellence in best practices for effectively coordinating Siebel's marketing and sales efforts.

  CRM Magazine ranked Siebel Systems first in the 2004 Service Elite Award for Agent Facing/Universal Desktop Suite Leadership. Criteria for the award included capabilities in the following areas: computer telephony integration, interactive voice response, workforce management, workforce optimization, quality monitoring, Web self-service, and agent facing/universal desktop suite. Revenue and revenue growth (last four completed quarters ended September 30, 2003), market share, customer wins, and reputation for customer satisfaction were also included in the evaluation.

  Government Technology Magazine recognized New York City Mayor Michael Bloomberg as one of the "Top 25: Doers, Dreamers, and Drivers" for his vision in creating the world's largest 311 call center. The call center, which runs Siebel Public Sector Citizen Response solution, provides citizens with a single point of access to non-emergency services and information. Mayor Bloomberg was chosen because he implemented an innovative idea that improved citizen services and public safety--and did so with the cost-effectiveness demanded by current budget realities.

  CRM Magazine also recognized New York City's Siebel-based 311 call center with the 2004 Service Elite Award. CRM magazine recognized organizations that have made major strides in delivering on their service promises and have demonstrated with action, rather than words, that they put the customer at the center of their operations.

  GreaterChinaCRM recognized five Siebel customers with the Best CRM Practice in China 2003 Awards. HP China, Motorola, Shanghai GM, and Shanghai Roche, won the award for the second consecutive year, and China Mobile, the dominant mobile telecommunications operator in Mainland China, received the award for the first time.

About Siebel Systems
Siebel Systems, Inc. is a leading provider of business applications software, enabling corporations to sell to, market to, and serve customers across multiple channels and lines of business. With more than 4,000 customer deployments worldwide, Siebel Systems provides organizations with a proven set of industry-specific best practices, CRM applications, market-leading analytics products, and business processes, empowering them to consistently deliver superior customer experiences and establish more profitable customer relationships. Siebel Systems' sales and service facilities are located in more than 30 countries.

# # #

Investor Contact: Terry Lee Siebel Systems Investor Relations (650) 295-5656 Investor.relations@siebel.com	Media Contact: Jane Paolucci Siebel Systems Public Relations (650) 477-1334 jane.paolucci@siebel.com

1 Leader Quadrant, "Magic Quadrant for CRM Field Service Management, 2004"; Leader Quadrant, "Magic Quadrant for CRM CSS Suites, 2004"; Leader Quadrant, "Magic Quadrant for CRM B2B Large-Enterprise Suites, 2004"; Leader Quadrant, "Magic Quadrant for CRM B2C Large-Enterprise Suites, 2004"; Leader Quadrant, "Magic Quadrant for CRM Sales Suite Vendors, 2004."

2 Strong Positive Rating, "MarketScope: Customer Service Contact Center Software, 1H04"; Positive Rating, "MarketScope: Sales Configuration Systems, 1H04"; Positive Rating, "MarketScope: Partner Relationship Management, 1H04"; Positive Rating, "MarketScope: Consumer Goods Industry SFA, 1H04"; Positive Rating, "MarketScope: Direct Sales Technologies, 1H04"; Positive Rating, "MarketScope: E-Service Suites, 1H04."

The Magic Quadrant is copyrighted January and February 2004 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the "Leaders" quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

The MarketScope is copyrighted January and February 2004 by Gartner, Inc. and is reused with permission. The MarketScope is an evaluation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the MarketScope, and does not advise technology users to select only those vendors with the highest rating. The MarketScope is intended solely as a research tool. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. The future operating results of Siebel Systems, Inc. may differ from the results forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with financial, economic, political and other uncertainties, the business applications software market, the company's restructuring efforts, dependence on the Internet, new versions and new products and rapid technological change. Further information on potential factors that could affect the financial results of Siebel Systems, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

SIEBEL SYSTEMS, INC.
Consolidated Balance Sheets
 (In thousands, except per share data)

                                                                           December 31      March 31,
                                                                               2003            2004
                                                                          -------------   -------------
Assets

Current assets:
   Cash and cash equivalents...........................................   $    583,532    $    659,685
   Short-term investments..............................................      1,439,674       1,473,242
                                                                          -------------   -------------
          Total cash, cash equivalents and short-term investments......      2,023,206       2,132,927

   Accounts receivable, net............................................        259,834         231,097
   Deferred income taxes...............................................         61,742          59,786
   Prepaids and other..................................................         52,186          38,637
                                                                          -------------   -------------
          Total current assets.........................................      2,396,968       2,462,447

Property and equipment, net............................................        157,391         131,016
Goodwill...............................................................        140,957         144,795
Intangible assets, net.................................................         10,786          11,576
Other assets...........................................................         48,892          47,060
Deferred income taxes..................................................         95,866          94,866
                                                                          -------------   -------------
          Total assets.................................................   $  2,850,860    $  2,891,760
                                                                          =============   =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable....................................................   $     18,907    $     13,570
   Accrued expenses....................................................        333,270         303,080
   Restructuring obligations...........................................         53,676          46,346
   Deferred revenue....................................................        282,217         311,375
                                                                          -------------   -------------
          Total current liabilities....................................        688,070         674,371

Restructuring obligations, less current portion........................        104,405          98,697
Other long-term liabilities, less current portion......................          8,159           6,478
                                                                          -------------   -------------
          Total liabilities............................................        800,634         779,546
                                                                          -------------   -------------

Commitments and contingencies

Stockholders' equity:
  Common stock; $0.001 par value; 2,000,000 shares authorized;
     498,305 and 503,096 shares issued and outstanding, respectively...            498             503
  Additional paid-in capital...........................................      1,550,834       1,581,725
  Deferred compensation................................................         (1,479)         (1,235)
  Accumulated other comprehensive income...............................         58,650          57,846
  Retained earnings....................................................        441,723         473,375
                                                                          -------------   -------------
          Total stockholders' equity...................................      2,050,226       2,112,214
                                                                          -------------   -------------
          Total liabilities and stockholders' equity...................   $  2,850,860    $  2,891,760
                                                                          =============   =============

SIEBEL SYSTEMS, INC.
Consolidated Statements of Operations
 (In thousands, except per share data)

                                                                  Three Months Ended
                                                                        March 31,
                                                                 ---------------------
                                                                    2003       2004
                                                                 ---------- ----------
Revenues:
   Software....................................................  $ 112,092  $ 126,799
   Professional services, maintenance and other................    220,663    202,488
                                                                 ---------- ----------
       Total revenues..........................................    332,755    329,287
                                                                 ---------- ----------
Cost of revenues:
   Software....................................................      4,721      3,207
   Professional services, maintenance and other................    125,512    107,925
                                                                 ---------- ----------
       Total cost of revenues..................................    130,233    111,132
                                                                 ---------- ----------
            Gross margin.......................................    202,522    218,155
                                                                 ---------- ----------
Operating expenses:
   Product development.........................................     79,271     72,024
   Sales and marketing.........................................    100,172     86,257
   General and administrative..................................     26,366     21,574
   Restructuring and related expenses..........................         --        598
                                                                 ---------- ----------
       Total operating expenses................................    205,809    180,453
                                                                 ---------- ----------
            Operating income (loss)............................     (3,287)    37,702

Other income, net..............................................     10,503     11,755
                                                                 ---------- ----------
            Income before income taxes.........................      7,216     49,457
Income taxes...................................................      2,598     17,805
                                                                 ---------- ----------
            Net income.........................................  $   4,618  $  31,652
                                                                 ========== ==========

Diluted net income per share...................................  $    0.01  $    0.06
                                                                 ========== ==========
Shares used in diluted share computation.......................    511,391    546,401
                                                                 ========== ==========

Basic net income per share.....................................  $    0.01  $    0.06
                                                                 ========== ==========
Shares used in basic share computation.........................    487,254    501,128
                                                                 ========== ==========

SIEBEL SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
 (In thousands)

                                                                                Three Months Ended
                                                                                     March 31,
                                                                            ------------------------
                                                                                2003         2004
                                                                            ------------ -----------
Cash flows from operating activities:
   Net income.............................................................. $     4,618  $   31,652
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization........................................      41,982      33,383
      Deferred income taxes................................................          55          --
      Tax benefit from exercise of stock options...........................          --       1,500
      Provision for doubtful accounts and sales returns....................       3,779      (1,000)
      Other, net...........................................................      (1,294)       (789)
      Changes in operating assets and liabilities:
         Accounts receivable...............................................      37,338      30,234
         Prepaids and other................................................       7,959      14,305
         Accounts payable and accrued expenses.............................     (30,249)    (34,980)
         Restructuring obligations.........................................     (15,300)    (13,641)
         Deferred revenue..................................................      13,923      29,135
                                                                            ------------ -----------
           Net cash provided by operating activities.......................      62,811      89,799
                                                                            ------------ -----------
Cash flows from investing activities:
   Purchases of property and equipment.....................................      (9,255)       (225)
   Purchases of short-term investments, net of sales.......................     (55,951)    (30,939)
   Other, net..............................................................         (42)     (4,817)
                                                                            ------------ -----------
           Net cash used in investing activities...........................     (65,248)    (35,981)
                                                                            ------------ -----------
Cash flows from financing activities:
   Proceeds from issuance of common stock, net of repurchases..............       5,266      29,379
   Repayments of capital lease obligations.................................      (3,256)     (3,278)
                                                                            ------------ -----------
           Net cash provided by financing activities.......................       2,010      26,101
                                                                            ------------ -----------
Effect of exchange rate fluctuations.......................................       5,304      (3,766)
                                                                            ------------ -----------
Change in cash and cash equivalents........................................       4,877      76,153
Cash and cash equivalents, beginning of period.............................     667,511     583,532
                                                                            ------------ -----------
Cash and cash equivalents, end of period................................... $   672,388  $  659,685
                                                                            ============ ===========